Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Phillips 66 (the Company) on Form 10-Q for the period ended March 31, 2023, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2023

/s/ Mark E. Lashier
Mark E. Lashier
President and Chief Executive Officer

/s/ Kevin J. Mitchell
Kevin J. Mitchell
Executive Vice President and Chief Financial Officer